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                                                                  Exhibit 99.4




                CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     The undersigned, Robert C. Williams, hereby consents to the reference to him in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of First Commonwealth Financial Corporation as a person who will become a director of First Commonwealth Financial Corporation upon consummation of the United National Bancorporation merger described in the Proxy Statement/Prospectus.



                                          /s/Robert C. Williams
                                      -------------------------------
                                             Robert C. Williams

June 17, 1994